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                                                                    EXHIBIT 23.1




                         Consent of Independent Auditors

We consent to the incorporation by reference in: (1) the Registration Statement (Form S-8 No. 33-77944) pertaining to the Forward Air Corporation Stock Option and Incentive Plan and the Employee Stock Purchase Plan, (2) the Registration Statement (Form S-8 No. 333-03891) pertaining to the Forward Air Corporation Amended and Restated Stock Option and Incentive Plan, (3) the Registration Statement (Form S-8 No. 333-03893) pertaining to the Forward Air Corporation Non-Employee Director Stock Option Award and Non-Employee Director Stock Option Plan, and (4) the Registration Statement (Form S-8 No. 333-94249) pertaining to the Forward Air Corporation 1999 Stock Option and Incentive Plan, of our report dated February 1, 2002, with respect to the consolidated financial statements and schedule of Forward Air Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP

Nashville, Tennessee
March 12, 2002